Exhibit 10.111

FIRST MODIFICATION TO PROMISSORY NOTE

THIS FIRST MODIFICATION TO PROMISSORY NOTE (this “Modification”) dated April 6, 2022 is entered into by and between Charlie’s Holdings, Inc., a Nevada corporation (the “Company”), and Michael D. King, an individual (“Lender”).

RECITALS

WHEREAS, the Company is currently indebted to Lender pursuant to the terms and conditions of that certain Promissory Note in the stated amount of $1,000,000.00, executed by the Company and payable to the Lender, dated April 6, 2022 (the "Note").

WHEREAS, the Company and the Lender have agreed to extend the maturity date of the Note by six months from September 28, 2022 to March 28, 2023 contingent upon the payment by the Company of all interest accrued under the Note to date.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.         The definition of “Maturity Date” on Exhibit A of the Note shall be amended and restated as follows:

“Maturity Date” means the earlier to occur of (a) a Liquidity Event or (b) March 28, 2023.

2.         The effectiveness of this Modification shall contingent on the payment by the Company to Lender of all interest accrued under the Note to date. The parties agree that the Company shall be required to pay to the Lender the Guaranteed Interest amount for the new term.

3.         Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. This Modification and the Note shall be read together, as one document.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Modification to be effective as of the effective date set forth herein.